                              EXHIBIT 11

           COMMERCE GROUP CORP. AND CONSOLIDATED SUBSIDIARIES

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             SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                           Years Ended March 31

                                      2008          2007          2006

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BASIC/DILUTED

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Net income (loss) for primary

 income per common share          $(3,052,198)  $(2,616,821)  $(2,209,424)

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Weighted average number of

 common shares outstanding

 during the year - basic/diluted    28,401,086    25,457,052    23,834,988

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Income (loss) per common

 share - basic/diluted            $      (.11)  $      (.10)  $      (.09)

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